Exhibit 1
Joint Filing Agreement
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Action Performance Companies, Inc. and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.
     In witness hereof, the undersigned hereby executed this Agreement this 8th day of September, 2005.

MOTORSPORTS AUTHENTICS, LLC		FRANCE FAMILY GROUP

By:	/s/ Marcus G. Smith	By:	/s/ Glenn R. Padgett

Name:	Marcus G. Smith, Manager of SMISC, LLC, Member	Name: Glenn R. Padgett, as attorney in fact

	Manager	for all members of the France Family
Group pursuant to powers of attorney
previously filed with the Commission.

MOTORSPORTS AUTHENTICS, INC.		LESA FRANCE KENNEDY

By:	/s/ Glenn R. Padgett	By:	/s/ Glenn R. Padgett

Name:	Glenn R. Padgett, Initial Director	Name: Glenn R. Padgett, as attorney in fact pursuant to
power of attorney previously filed with the Commission.

SMISC, LLC		SPEEDWAY MOTORSPORTS, INC.

By:	/s/ Marcus G. Smith	By:	/s/ William R. Brooks

Name:	Marcus G. Smith, Manager	Name:	William R. Brooks, Executive Vice President

MOTORSPORTS INTERNATIONAL CORPORATION		SMISC HOLDINGS, INC.

By:	/s/ Glenn R. Padgett	By:	/s/ Marcus G. Smith

Name:	Glenn R. Padgett, Secretary/Treasurer	Name:	Marcus G. Smith, Vice President

88 CORP.		O. BRUTON SMITH

By:	/s/ Glenn R. Padgett	By:	/s/ O. Bruton Smith

Name:	Glenn R. Padgett, Secretary

INTERNATIONAL SPEEDWAY CORPORATION		MARCUS G. SMITH

By:	/s/ Glenn R. Padgett	By:	/s/ Marcus G. Smith

Name:	Glenn R. Padgett, Vice President